EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Liberty Group Publishing, Inc.

      We consent to the use of our reports included and incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Chicago, Illinois

June 3, 2002